Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of ING Life Insurance and Annuity Company (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 12, 2004	By	/s/	David A. Wheat
(Date)			David A. Wheat
Director, Senior Vice President, and Chief Financial Officer